Exhibit 99.1

Hycroft Files 2024 10-K and Provides Corporate Update

WINNEMUCCA, NV, March 5, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces 2024 full year results and filing of its Form 10-K.

President’s Message

As precious metals continue their powerful momentum in early 2025, we’re proud to reflect on Hycroft Mining’s outstanding 2024 achievements, culminating in our latest announcement of the best drill hole (Hole 6018) in the Company’s more than 40-year history - an exceptional intercept of 21.2 meters of 2,359.68 g/t silver, including intervals exceeding 6,000 g/t silver. This supersedes the prior best hole ever drilled (Hole 5753), which returned over 85 meters of 534 g/t silver, including over 39 meters of 1,019 g/t silver. The year 2024 can be characterized as doing what our team does best and has done before – creating value by identifying opportunities that were not explored by several predecessor owners of this unique asset. Our extensive efforts to fully understand the genesis of this world-class asset delivered success for the Company and our shareholders.

Throughout 2024, our exploration program consistently delivered excellent results, expanding our newly discovered two high-grade silver dominant trends at Vortex and Brimstone. The drilling campaign produced remarkable intercepts at Brimstone exceeding 1,000 g/t silver in numerous drill hole intercepts. The 2024 drilling extended high-grade mineralization both up and down dip as well as south along strike, and we extended Vortex mineralization approximately 100 meters to the west, encountering both high-grade silver and significant gold values. Additionally, high-grade mineralization was extended along the northern and southern edges, and importantly, vertical continuity was established within the Vortex zone. Our 9,058-meter drilling program has fundamentally changed the notion that Hycroft is a large, low-grade system to one with significant high-grade potential. Due to the rapid expansion of the high-grade zones and continued growth opportunities remaining open in all directions, the Company has been contemplating opportunities to develop a smaller high-grade mining operation for the initial phase of sulfide mining. This would allow for less initial capital, strong cash flows early in the mine life, and overall enhanced economics.

Our operational excellence earned industry recognition, with Hycroft receiving the 2024 Operator Safety Award from the Nevada Mining Association. We concluded the year having achieved over 1,500 days without a lost-time incident - a testament to our team’s commitment to safety. We have completed more than two years with a zero (0.00) total recordable injury frequency rate (“TRIFR”).

Another significant milestone was our inclusion in the Solactive Global Silver Miners Total Returns Index in May 2024, increasing our visibility in the investment community. We maintained a strong financial position throughout the year, ending with $49.6 million in unrestricted cash after pre-paying $38.0 million of our first lien debt while also advancing our exploration and development programs.

2025 is expected to be a defining year as we near critical milestones - completing the technical studies for the next phase of operation and refining drill targets to continue adding value to the Hycroft mine. With precious metals showing remarkable strength, Hycroft stands uniquely positioned with its world-class Nevada asset. With less than 10% of our 64,000+-acre property explored, our high-grade discoveries continuing to expand, existing infrastructure on-site and major mining permits in hand, we are well advanced compared to other development companies, and we are excited about the opportunities ahead in this robust precious metals environment.

The new management team was assembled in the Fall of 2020 and inherited a substantial debt burden that it has reduced by $101 million (principal and cash interest over the period). However, as the Company believes the remaining debt with paid-in-kind interest continues to be an overhang on the Company’s share price and the valuation of its assets, it is continuing to explore a number of strategic and financial alternatives to address its balance sheet. Management and the holders of the subordinated notes, as well as other third-parties, have been and continue to work closely and collaboratively on a number of alternatives for restructuring the debt and future funding requirements. Alternatives may include a restructuring of the Company’s debt obligations, obtaining additional equity financing, joint ventures, or merger and acquisition transactions. With respect to transactions of this nature, there can be no assurances that any such transaction will occur or, if it does, the terms and timing thereof. In particular, the terms of any such transaction may be dilutive to our existing equity holders and at prices below the Company’s current share price. The Company has not set any timetable for a particular transaction to address the significant amount of debt on its balance sheet and does not intend to disclose further developments unless and until its Board approves a specific action.

2024 HIGHLIGHTS

Corporate Highlights

●	Safety: Hycroft has maintained a 0.00 TRIFR for over two years, operating over 1.2 million man hours without a Lost Time Incident. During the third quarter, Hycroft was awarded the 2024 Operator Safety Award for small surface mines by the Nevada Mining Association. Also in 2024, Hycroft was awarded the Mine Safety & Health Administration (MSHA) Certificate of Achievement in Safety.

●	Environmental: Through 2024, Hycroft maintained an impeccable environmental record and was recognized as stewards of successful reclamation.

●	Balance Sheet: The Company ended the year with unrestricted cash of $49.6 million and total debt of $125.0 million.

Operational Highlights

●	Exploration: The 2024 drill program was launched in February 2024 (the “2024 Drill Program”), to build on the high-grade silver dominant trends identified in late 2023. The objective of the 2024 Drill Program was to define the structural framework of these new trends, establish continuity and expand the Brimstone and Vortex trends, and identify new target areas of potential high-grade. All objectives were successful, and the 2024 drill program was expanded during the year with 9,058 meters of drilling being completed as of December 31, 2024. Final assays from three holes were pending at year-end. In addition to extending the high-grade silver trends up and down-dip, the technical team has identified new target areas as potential extensions of these silver trends. With less than 10% of the Company’s land position explored, there is tremendous further exploration potential.

●	Technical Studies: During the year ended December 31, 2024, the Company advanced the metallurgical and engineering work necessary for designing a sulfide milling operation including testing composite samples from around the ore body that represent the various material characteristics in the sulfide ore, crushing, grinding, and flotation work which has identified significant improvements in gold and silver flotation recoveries compared to the current technical report that increase the economic benefits to the project, identifying the optimal inputs and operating parameters for roasting, pressure oxidation, leaching, sulfuric acid generation, and power co-generation. During 2024, the Company also completed the future tailing storage facility designs needed to extend material storage capacity and comply with safety and environmental regulations for these facilities. Final metallurgical testwork for roasting will be completed mid-year as part of the trade-off studies to assess whether roasting technology could offer superior economics compared to pressure oxidation (“POX”) technology for the Hycroft Mine. Other technical work components to be completed in 2025 include process plant equipment selection, plant layout, water management, and other designs, with an anticipated technical report with economics being published in late 2025. Due to the potential significant quantity of by-product sulfuric acid expected to be generated from roasting the sulfide concentrate, the Company engaged a third-party specialist that completed a focused sulfuric acid market study that identified a viable market with potential customers and pricing assumptions.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2024, was filed March 5, 2025, and is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of a new high-grade silver system within the known resource area and the delineation of two new high-grade silver trends. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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